Biogen Announces Three New Nominees for Election to Board of Directors
Nominees Bring Decades of Management and Global Operating Experience,
Including at Leading Healthcare Companies

Cambridge, Mass. – April 29, 2019 – Biogen (Nasdaq: BIIB) today announced the nomination of John R. Chiminski, William A. Hawkins and Jesus B. Mantas to stand for election to the company’s board of directors at its 2019 annual meeting of stockholders, scheduled for June 19, 2019.

Mr. Chiminski is Chair of the board and Chief Executive Officer of Catalent, Inc., a global provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products. Mr. Hawkins is a Senior Advisor to EW Healthcare Partners, a life sciences private equity firm, and is the former Chairman and Chief Executive Officer of Medtronic, Inc., a global leader in medical technology. Mr. Mantas is the Managing Partner and General Manager leading worldwide strategy, offerings, digital platforms, innovation and thought leadership for IBM Global Business Services, the $17 billion unit of IBM that helps global enterprises with their digital transformations.

“We have heard the calls from our shareholders and have acted by nominating John, Bill and Jesus to join the Biogen Board at this important time for our company,” said Stelios Papadopoulos, Ph.D., Biogen’s Chairman. “We are confident that each of them will provide valuable insights and expertise as we continue our work discovering and developing innovative treatments for patients around the world all the while dedicated to maximizing value on behalf of our shareholders over the long term.”

“I am excited by the nomination of John, Bill and Jesus and the additional fresh perspectives that they will bring to our Board. I look forward to working with them to optimize the allocation of Biogen’s cash flows for the benefit of all shareholders,” stated Alexander J. Denner, Ph.D., Chair of the Corporate Governance Committee. Dr. Denner continued, “Today’s announcement is a significant step in the board’s refreshment, and we will continue the process with a view toward further diversifying and enhancing the makeup of the board.”

“We are excited to announce the nomination of John, Bill and Jesus for election to Biogen’s Board. Their diverse backgrounds and experience in scientific, medical, and digital innovation are highly complementary to our pioneering vision,” said Michel Vounatsos, Biogen’s Chief Executive Officer. “We believe they will add to the wealth of our existing expertise while also bringing new perspectives to our Board as we continue to work to maximize value for our shareholders and advance our leadership in bringing breakthrough therapies to patients.”

Mr. Chiminski, Mr. Hawkins and Mr. Mantas are being nominated at the 2019 annual meeting of stockholders along with the existing 11 directors, who will stand for re-election. If all nominees are elected, the board would expand to 14 directors, 13 of whom would be independent.

About John R. Chiminski

Mr. Chiminski has served as the Chief Executive Officer of Catalent, Inc., a global provider of advanced delivery technologies and development solutions for drugs, biologics and

| More |

consumer health products, since March 2009, as a director since February 2009 and as Chair of the board since October 2016. Prior to that, Mr. Chiminski spent more than 20 years at GE Healthcare in engineering, operations and various senior leadership roles. From 2007 to 2009 Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007 he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business and from 2001 to 2005 as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France.

Mr. Chiminski received a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as an M.S. in management from the Kellogg School of Management at Northwestern University.

About William A. Hawkins

Mr. Hawkins serves as a Senior Advisor to EW Healthcare Partners, a life sciences private equity firm. Mr. Hawkins is the former Chairman and Chief Executive Officer of Medtronic, Inc., a global leader in medical technology. He was at Medtronic from 2002 until 2011. After retiring from Medtronic, he served as President and Chief Executive Officer of Immucor, a private equity backed global leader in transfusion and transplant medicine from October 2011 to July 2015. From 1998 to 2001 Mr. Hawkins served as President and Chief Executive Officer of Novoste Corporation, an interventional cardiology company. Prior to that, Mr. Hawkins served in a variety of senior roles at American Home Products, a consumer, pharma and medical device company, Johnson & Johnson, a healthcare company, Guidant Corporation, a medical products company, and Eli Lilly and Company, a global pharmaceutical company.

Mr. Hawkins also serves as a Director of Avanos Medical, Inc., a medical technology company, as Chairman of Bioventus, LLC and Chairman of 4 Tech and as a Director of Trice Medical, Inc., AsKBio; Virtue Labs, Cerius, Keratin Biosciences and Baebies, Inc., all of which are medical products companies. Mr. Hawkins is Vice Chair of the Duke University Board of Trustees and is Chair of the Duke University Health System. Mr. Hawkins was elected as a member of the AIMBE College of Fellows and the National Academy of Engineering. He has a dual degree in electrical and biomedical engineering from Duke University and an M.B.A. from the University of Virginia’s Darden School of Business.

About Jesus B. Mantas

Mr. Mantas is the Managing Partner and General Manager leading worldwide strategy, offerings, digital platforms, innovation and thought leadership for IBM Global Business Services, the $17 billion unit of IBM that helps global leading enterprises design, transform and operate their businesses with digital and cloud technologies. He also serves on the board of IBM Services, the world largest technology services provider, and co-chairs the IBM Hispanic diversity council. Prior to his current role, he led globally multiple units in IBM, including Cognitive Process Transformation, Business Consulting and Global Process Services. From 2010 to 2014 Mr. Mantas lived in Brazil and led IBM Global Business Services in Latin America. From 2006 through 2010 he was Vice President of IBM Enterprise Sector in North America. Prior to joining IBM, Mr. Mantas was a partner in the High

Technology practice of PricewaterhouseCoopers Consulting and an officer in the Air Force of Spain.

Mr. Mantas serves in the World Economic Forum Global Artificial Intelligence Council and has been recognized as Top 25 Global Consulting Leader, Top 100 Hispanic IT Executive and Great Minds in STEM. He has degrees in telecommunications, software engineering and business administration from the Polytechnic University of Madrid and has served as professor at the Paul Merage School of Business, University of California Irvine.

About Biogen
At Biogen, our mission is clear: we are pioneers in neuroscience. Biogen discovers, develops, and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases as well as related therapeutic adjacencies. One of the world’s first global biotechnology companies, Biogen was founded in 1978 by Charles Weissmann, Heinz Schaller, Kenneth Murray, and Nobel Prize winners Walter Gilbert and Phillip Sharp, and today has the leading portfolio of medicines to treat multiple sclerosis, has introduced the first and only approved treatment for spinal muscular atrophy, and is focused on advancing neuroscience research programs in MS and neuroimmunology, Alzheimer’s disease and dementia, movement disorders, neuromuscular disorders, acute neurology, neurocognitive disorders, pain, and ophthalmology. Biogen also commercializes biosimilars of advanced biologics.

We routinely post information that may be important to investors on our website at www.biogen.com. To learn more, please visit www.biogen.com and follow us on social media – Twitter, LinkedIn, Facebook, YouTube.

Additional Information and Where to Find It
Biogen, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at Biogen’s 2019 annual meeting of stockholders. Biogen intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION. Information regarding ownership of Biogen stock and other securities by Biogen directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, which can be found through the Biogen website (www.biogen.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Additional information about Biogen’s directors and executive officers and their interests is set forth in Biogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 6, 2019, and Biogen’s proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 27, 2018, and in Biogen’s other SEC filings, which can be found through Biogen’s website (www.biogen.com) in the section “Investors” or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Biogen’s 2019 annual meeting of stockholders. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Biogen with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Biogen’s website at www.biogen.com.

Biogen Safe Harbor
This news release contains forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to: our business activities; our strategy and plans; the potential of our commercial business and pipeline programs; capital allocation and investment strategy; the potential election of Mr. Chiminski, Mr. Hawkins and Mr. Mantas to the Biogen Board of Directors; the potential expansion of the Biogen Board of Directors at the 2019 annual meeting of stockholders; and the expected benefits from the potential election to the Biogen Board of Directors of Mr. Chiminski, Mr. Hawkins and Mr. Mantas. These forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “except,” “forecast,” “intend,” “may,” “plan,” “potential,” “possible,” “will,” “would” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation: our dependence on sales from our products; difficulties in obtaining and maintaining adequate coverage, pricing and reimbursement for our products; failure to protect and enforce our data, intellectual property and other proprietary rights and uncertainties relating to intellectual property claims and challenges; uncertainty of long-term success in developing, licensing or acquiring other product candidates or additional indications for existing products; failure to compete effectively due to significant product competition in the markets for our products; failure to successfully execute or realize the anticipated benefits of our growth and strategic initiatives; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; the occurrence of adverse safety events; delay in approval of our drug candidates; product liability claims; and third party collaboration risks. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the SEC. These statements are based on our current beliefs and expectations and speak only as of the date of this news release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

###

MEDIA CONTACT: David Caouette + 617 679 4945 public.affairs@biogen.com	INVESTOR CONTACT: Matt Calistri +1 781 464 2442 IR@biogen.com